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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K /A

CURRENT REPORT AMENDMENT NO. 4

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2001

HORMEL FOODS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-2402 (Commission File Number)	41-0319970 (IRS Employer Identification Number)
1 Hormel Place, Austin, Minnesota (Address of principal executive offices)	55912 (Zip Code)

Registrant's telephone number, including area code: (507) 437-5737

    As a result of discussions with the Securities and Exchange Commission ("SEC"), the undersigned registrant hereby amends the financial statements, exhibits and other portions of it's Form 8-K/A, Current Report, dated February 24, 2001. The Company has removed some of the expenses formerly included as pro forma adjustments to the administrative and general expenses and has provided more detailed Notes To Unaudited Pro Forma Condensed Combined Financial Statements than were previously supplied:

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (b)
  Pro Forma Financial Information.

  1.
  Unaudited pro forma condensed combined financial statements, with updated adjustments, for Hormel Foods Corporation and Jerome Foods, Inc. as of October 28, 2000 and for the 12 month period then ended.

  2.
  Unaudited pro forma condensed combined financial statements for Hormel Foods Corporation and Jerome Foods, Inc. as of January 27, 2001 and for the 3 month period then ended.

  (c)
  Exhibits

99.3a	Unaudited pro forma condensed combined financial statements for Hormel Foods Corporation and Jerome Foods, Inc. as of October 28, 2000 and for the 12 month period then ended.
99.3b	Unaudited pro forma condensed combined financial statements for Hormel Foods Corporation and Jerome Foods, Inc. as of January 27, 2001 and for the 3 month period then ended.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

HORMEL FOODS CORPORATION (Registrant)
Date	November 28, 2001	By:	/s/ M. J. McCoy M. J. McCoy Senior Vice President and Chief Financial Officer

PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (UNAUDITED)

    The unaudited pro forma condensed combined financial statements give effect to the transaction between Hormel Foods Corporation and Jerome Foods, Inc. (d/b/a The Turkey Store Company). The Turkey Store Company financial statements have been adjusted to exclude operations and assets not acquired by Hormel Foods Corporation. The unaudited pro forma condensed combined financial statements have been prepared on the basis of assumptions described in the notes to the unaudited pro forma condensed combined financial statements and include assumptions relating to the allocation of the consideration paid by Hormel Foods Corporation for the common stock of The Turkey Store Company, based on preliminary estimates of the respective fair values. The actual allocation of such consideration may differ from that reflected in the unaudited pro forma condensed combined financial statements after an appropriate review of the fair values of the assets and liabilities of The Turkey Store Company has been completed. Amounts allocated will be based upon the estimated fair values at the time of the transaction which could vary significantly from the amounts reflected in the unaudited pro forma condensed combined financial statements. The transaction will be accounted for using the purchase method of accounting.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

    The unaudited pro forma condensed combined statements of operations for the year ended October 28, 2000 and the quarter ended January 27, 2001 have been prepared by combining the Hormel Foods Corporation audited statement of operations for the fiscal year ended October 28, 2000 and the unaudited statement of operations for the quarter ended January 27, 2001 with the respective unaudited statements of the Turkey Store Company for the 52 weeks ended November 4, 2000 and the 12 weeks ended January 27, 2001, both adjusted to give effect to the transaction as if it had occurred on October 31, 1999. The unaudited pro forma condensed combined statements do not reflect actual results of operations of the combined companies which would have resulted had the transaction occurred as of the date presented. The unaudited pro forma condensed combined statements of operations attempt to reflect the impact of depreciation of fixed asset write-ups, amortization of intangibles, elimination of certain expenses and interest on debt. The unaudited pro forma condensed combined statements of operations do not attempt to reflect any anticipated synergy advantages or expenses incurred with the combining of the business of Jennie-O Foods, a wholly owned subsidiary of Hormel Foods Corporation, and The Turkey Store Company.

    Synergies from the acquisition are expected to include:

  •
  Formation of the industry's most complete supplier of high-quality, branded turkey products, enjoying the broadest distribution across the retail, foodservice and deli channels;

  •
  Opportunity to extend the JENNIE-O and THE TURKEY STORE brands into new distribution channels;

  •
  Cost synergies in live production through improved egg, poult, tom and hen production;

  •
  Increased manufacturing scale and improved capacity utilization;

  •
  Complementary use of raw materials resulting in less commodity product and by-product per pound of processed turkey. The Jennie-O Foods portfolio utilizes more breast meat and The Turkey Store Company utilizes more dark meat;

  •
  Improved manufacturing efficiency through the exchange of patented and proprietary equipment and systems;

  •
  Improved administrative efficiency;

  •
  Accelerated new product introductions through combined research and development programs, and

  •
  Geographically proximate operations facilitating the efficient combination of management and production.

    Costs not reflected in the unaudited pro forma condensed combined statements of operations include expenses for advisor fees, relocation and severance.

PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)

    The unaudited pro forma condensed combined balance sheets as of October 28, 2000 and January 27, 2001 have been prepared by combining the Hormel Foods Corporation audited balance sheet as of October 28, 2000 and the unaudited balance sheet as of January 27, 2001 with The Turkey Store Company's respective unaudited balance sheets as of November 4, 2000 and January 27, 2001, adjusted to give effect to the transaction as if it had occurred on those respective dates. The unaudited pro forma condensed combined statements do not necessarily reflect the actual financial position of Hormel Foods Corporation that would have resulted had the transaction occurred as of the date presented. The pro forma information is not necessarily indicative of the future financial position for the combined companies.

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  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (UNAUDITED)
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)